EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-95732) of Sheffield Medical Technologies Inc. and in the related Prospectus, in Amendment No. 1 to the Registration Statement (Form S-8 No. 33-95262) pertaining to the 1993 Stock Option Plan of Sheffield Medical Technologies Inc., the 1993 Restricted Stock Plan of Sheffield Medical Technologies Inc. and Options granted to directors, officers, employees, consultants and advisors of the Company pursuant to other employee benefit plans of Sheffield Medical Technologies Inc. and in the Registration Statement (Form S-8 No. 333-14867) pertaining to the 1993 Stock Option Plan of Sheffield Medical Technologies Inc., the 1996 Directors Stock Option Plan of Sheffield Medical Technologies Inc. and Options granted to directors, officers, employees, consultants and advisors of the Company pursuant to other employee benefit plans of Sheffield Medical Technologies Inc. of our report dated February 12, 1997, except for Note 9 as to which the date is March 14, 1997, with respect to the consolidated financial statements of Sheffield Medical Technologies Inc. and subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 31, 1996.


/s/ Ernst & Young LLP
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ERNST & YOUNG LLP
Princeton, New Jersey
March 24, 1997